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                                                                       Exhibit 5

                 [Letterhead of Bodman, Longley & Dahling LLP]











                                 June 21, 1996


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center--North Tower
250 Vesey Street
New York, New York 10281-1325

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Re: Comerica Incorporated Fixed/Adjustable Rate Noncumulative Preferred Stock, Series E

Ladies and Gentlemen:

         We have acted as counsel to Comerica Incorporated, a Delaware corporation (the "Corporation"), in connection with the Underwriting Agreement dated as of June 18, 1996 (the "Underwriting Agreement") between the Corporation and the Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") providing for the issuance and sale of 5,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series E (the "Securities"). This opinion is being furnished to you pursuant to
Section 6(d) of the Underwriting Agreement, and all terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

        In arriving at the opinions expressed below, we have examined the Underwriting





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Agreement, the Preliminary Prospectus, Prospectus, Registration Statement and
Certificate of Designation filed with the Secretary of State of the State of Delaware on June 21, 1996 relating to the Securities. We have also examined or caused to be examined such records of the Corporation and such agreements, certificates of public officials, certificates of officers or representatives of the Corporation and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, and the conformity to original documents of all documents submitted as certified or photostatic copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         (i) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own and operate its properties and to conduct its business as described in the Prospectus.

         (ii) The Securities conform in all material respects to the descriptions thereof contained in the Prospectus.

         (iii) The certificates for the Securities are in due and proper form; the Securities have been duly authorized by the Corporation and, upon the issuance and delivery of such Securities against payment therefor by the Underwriters in accordance with and pursuant to the terms of the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable; and the issuance of the Securities is not subject to preemptive or other similar rights.

         (iv) To our knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement, except for such consents, approvals, authorizations or orders as have been obtained under the Securities Act and such as may be required under the Exchange Act and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters, as to which we express no opinion.

         (v) To our knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

         (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Corporation; and the execution, delivery and performance of the Underwriting Agreement by the Corporation and the consummation of the transactions contemplated thereby will not conflict with, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Corporation or any of its subsidiaries pursuant to



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the terms of, or constitute a default under, any agreement, indenture or instrument identified to us as material by the Corporation to which the Corporation or any of its subsidiaries is a party or is bound or to which any of their respective properties are subject, or result in a violation of the corporate charter or by-laws of the Corporation or any of its subsidiaries or, to our knowledge, any order, rule or regulation of any court or governmental agency having jurisdiction over the Corporation, any of its subsidiaries or any of their respective properties, which would have a material adverse effect on the business, financial condition, results of operations or prospects of the Corporation and its subsidiaries taken as a whole.

         (vii) The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

         (viii) The Registration Statement, the Prospectus and each supplement thereto (except that no opinion is expressed as to the financial statements or other financial or statistical data included or incorporated by reference therein) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; the documents incorporated by reference in the Prospectus (other than the financial statements or other financial or statistical data included or incorporated by reference therein, as to which no opinion is expressed), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

         (ix) Each of the Corporation's subsidiaries which is a "significant subsidiary" as defined in Regulation S-X promulgated by the Commission (each, a "Significant Subsidiary") is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own and operate its properties and to conduct its business as described in the Prospectus. Each of the Corporation and each Significant Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or in which the ownership or holding by lease of the properties owned or held by it require such qualification and where the failure to so qualify would, either individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of the Corporation and its subsidiaries taken as a whole.

         (x) The authorized and, to our knowledge, issued and outstanding capital stock of the Corporation as of May 31, 1996 is as set forth in the Prospectus under "Outstanding Capital Stock." All of the outstanding shares of capital stock of each of the Corporation's Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (except as provided by 12 U.S.C. Section 55 or any comparable provision of applicable state law) and, except for directors' qualifying shares, are owned of record and, to our knowledge, beneficially by the Corporation or a subsidiary of the Corporation free and clear, to our knowledge, of any claims, liens, encumbrances or security interests.

        (xi) To our knowledge, there is no legal or governmental proceeding pending or


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threatened against the Corporation or any of its subsidiaries which would affect the subject matter of the Underwriting Agreement or is required to be disclosed in the Prospectus which is not disclosed and correctly summarized therein or in a document incorporated by reference therein.

         (xii) The Corporation is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the deposit accounts of each of the Corporation's domestic bank subsidiaries which is a Significant Subsidiary are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC (except that certain deposits that were acquired from insolvent savings associations are insured by the FDIC's Savings Association Insurance Fund ("SAIF")), and no proceedings for the termination of such insurance are pending or, to our knowledge, threatened.

         Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as to those matters stated in paragraph (ii) of this opinion), we have no reason to believe that (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no opinion is expressed as to the financial statements or other financial or statistical data included or incorporated by reference therein).

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that during the course of our representation of the Corporation, as herein described, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Corporation. As to any facts material to the opinion expressed herein, we did not independently establish or verify such facts but have relied upon the statements, representations and/or warranties contained in the Underwriting Agreement, the Registration Statement and the Prospectus, and upon certificates, statements and representations of officers and other representatives of the Corporation. No inquiry or investigation independent of any of the foregoing was required by you or performed by us to determine the accuracy or completeness thereof.

         The opinions expressed herein are as of the date hereof and are specifically qualified by reference to, and are based solely upon, laws, rulings and regulations in effect on the date hereof and are subject to modification to the extent such laws, rules and regulations are changed in the future; provided, however, in rendering this opinion, we assume no obligation to revise or supplement this opinion should any law, rulings or regulations in effect be changed by legislative action, judicial decision, or otherwise. This opinion is limited solely to the



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matters specifically addressed herein and we do not opine on any other matters.

         In giving the foregoing opinions, we express no opinion other than as to the laws of the State of Michigan, the Delaware General Corporation Law and the federal laws of the United States of America.

         This opinion is furnished to you solely for your benefit with respect to your solicitation of offers to purchase Securities from the Corporation, upon the understanding, as we have advised you and you have agreed, that we are not hereby assuming any professional responsibility to any other person whatsoever.

                                         Very truly yours,

                                         BODMAN, LONGLEY & DAHLING LLP


                                         By:      /s/ Randolph S. Perry
                                                  -----------------------------
                                                  Randolph S. Perry, a Partner



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